Exhibit 99.1

August 4, 2020
Press Release No. 1480
For Immediate Release:

Coherent, Inc. Reports Third Fiscal Quarter Results

SANTA CLARA, CA, August 4, 2020 -- Coherent, Inc. (NASDAQ, COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial applications, today announced financial results for its third fiscal quarter ended July 4, 2020.

FINANCIAL HIGHLIGHTS

	Three Months Ended			Nine Months Ended
	Jul. 4, 2020	Apr. 4, 2020	Jun. 29, 2019	Jul. 4, 2020	Jun. 29, 2019
GAAP Results
(in millions, except per share data)
Net sales	$298.3	$293.1	$339.2	$912.2	$1,095.2
Net income (loss)	$(8.7)	$(418.9)	$(3.1)	$(421.8)	$53.2
Diluted EPS	$(0.36)	$(17.39)	$(0.13)	$(17.52)	$2.19

Non-GAAP Results
(in millions, except per share data)
Net income	$12.6	$14.8	$32.1	$48.1	$122.4
Diluted EPS	$0.52	$0.61	$1.33	$1.99	$5.03

THIRD FISCAL QUARTER DETAILS

For the third quarter of fiscal 2020, Coherent announced net sales of $298.3 million and net loss, on a U.S. generally accepted accounting principles (GAAP) basis, of $8.7 million, or $0.36 per diluted share

These results compare to net sales of $339.2 million and net loss of $3.1 million, or $0.13 per diluted share, for the third quarter of fiscal 2019 and net sales of $293.1 million and net loss of $418.9 million, or $17.39 per diluted share, for the second quarter of fiscal 2020. The net loss for the second quarter of fiscal 2020 includes $424.3 million, net of tax, in non-cash goodwill and other impairment charges, primarily related to the impairment of all goodwill and certain long-lived assets in our Industrial Lasers & Systems segment.

Non-GAAP net income for the third quarter of fiscal 2020 was $12.6 million, or $0.52 per diluted share. Non-GAAP net income for the third quarter of fiscal 2019 was $32.1 million, or $1.33 per diluted share. Non-GAAP net income for the second

Exhibit 99.1

quarter of fiscal 2020 was $14.8 million, or $0.61 per diluted share. Reconciliations of GAAP to non-GAAP financial measures for the three months ended July 4, 2020, April 4, 2020 and June 29, 2019 and nine months ended July 4, 2020 and June 29, 2019 appear in the financial statements portion of this release under the heading “Reconciliation of GAAP to Non-GAAP net income (loss).”

Effective September 29, 2019, Coherent adopted ASC 842 - Lease Accounting and applied the new guidance to all leases existing as of the date of adoption. Coherent reported results for the first, second and third quarters of fiscal 2020 that reflect the application of ASC 842, while prior period amounts have not been adjusted and continue to be reported in accordance with its historical lease accounting.

“Our Q3 performance is encouraging, even though the current quarter was again impacted by COVID-19. We grew revenue sequentially, with Microelectronics more than overcompensating the headwinds in Material Processing and OEM components. Our focus on operational excellence and cash yielded promising initial results and positions us well for the quarters to come,” said Andy Mattes, Coherent President and CEO. “Every day I learn more about the breadth and depth of our company and I am proud to see how our employees are meeting the challenges of a very difficult macro environment.”

CONFERENCE CALL REMINDER

Coherent will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call and a transcript of management's prepared remarks can be accessed on the investor relations page of the company's website at investors.coherent.com. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on the company's investor relations page.

Exhibit 99.1

Summarized statement of operations information is as follows (unaudited, in thousands, except per share data):

	Three Months Ended			Nine Months Ended
	Jul. 4, 2020	Apr. 4, 2020	Jun. 29, 2019	Jul. 4, 2020	Jun. 29, 2019

Net sales	$298,330	$293,147	$339,170	$912,248	$1,095,176
Cost of sales(A)(B)(C)(D)(E)	203,053	199,036	241,167	613,607	717,106
Gross profit	95,277	94,111	98,003	298,641	378,070
Operating expenses:
Research & development(A)(B)(E)	28,283	29,794	30,692	86,757	90,095
Selling, general & administrative(A)(B)(E)(F)	67,525	61,307	67,686	197,383	201,706
Goodwill and other impairment charges(G)	—	451,025	—	451,025	—
Amortization of intangible assets(C)	643	1,296	6,782	3,371	11,748
Total operating expenses	96,451	543,422	105,160	738,536	303,549
Income (loss) from operations	(1,174)	(449,311)	(7,157)	(439,895)	74,521
Other expense, net(B)(E)	(4,282)	(5,663)	(4,386)	(12,979)	(17,789)
Income (loss) before income taxes	(5,456)	(454,974)	(11,543)	(452,874)	56,732
Provision for (benefit from) income taxes (H)	3,252	(36,061)	(8,444)	(31,046)	3,531
Net income (loss)	$(8,708)	$(418,913)	$(3,099)	$(421,828)	$53,201

Net income (loss) per share:
Basic	$(0.36)	$(17.39)	$(0.13)	$(17.52)	$2.20
Diluted	$(0.36)	$(17.39)	$(0.13)	$(17.52)	$2.19

Shares used in computations:
Basic	24,159	24,095	24,054	24,075	24,185
Diluted	24,159	24,095	24,054	24,075	24,333

(A)Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-based compensation expense	Three Months Ended			Nine Months Ended
	Jul. 4, 2020	Apr. 4, 2020	Jun. 29, 2019	Jul. 4, 2020	Jun. 29, 2019
Cost of sales	$1,237	$1,011	$1,231	$3,430	$3,640
Research & development	1,469	894	794	2,924	2,227
Selling, general & administrative	11,680	6,993	7,630	24,722	20,668
Impact on income (loss) from operations	$14,386	$8,898	$9,655	$31,076	$26,535

For the fiscal quarters ended July 4, 2020, April 4, 2020 and June 29, 2019, the impact on net income (loss), net of tax was $12,834 ($0.53 per diluted share), $7,892 ($0.33 per diluted share) and $8,243 ($0.34 per diluted share), respectively. For the nine months ended July 4, 2020 and June 29, 2019, the impact on net income (loss), net of tax was $27,662 ($1.14 per diluted share) and $22,429 ($0.92 per diluted share), respectively.

(B)Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense), net. Deferred compensation expense (benefit) included in operating results is summarized below:

Exhibit 99.1

Deferred compensation expense (benefit)	Three Months Ended			Nine Months Ended
	Jul. 4, 2020	Apr. 4, 2020	Jun. 29, 2019	Jul. 4, 2020	Jun. 29, 2019
Cost of sales	$14	$(5)	$(19)	$122	$(52)
Research & development	72	(213)	(24)	102	(192)
Selling, general & administrative	353	(1,176)	87	976	(470)
Impact on income (loss) from operations	$439	$(1,394)	$44	$1,200	$(714)

For the fiscal quarters ended July 4, 2020, April 4, 2020 and June 29, 2019, the impact on other expense, net from gains or losses on deferred compensation plan assets was income of $687, expense of $1,364 and income of $12, respectively. For the nine months ended July 4, 2020 and June 29, 2019, the impact on other expense, net from gains or losses on deferred compensation plan assets was income of $1,616 and expense of $811, respectively.

(C)Amortization of intangibles is included in cost of sales and operating expenses as summarized below:

Amortization of intangibles	Three Months Ended			Nine Months Ended
	Jul. 4, 2020	Apr. 4, 2020	Jun. 29, 2019	Jul. 4, 2020	Jun. 29, 2019
Cost of sales	$2,304	$10,611	$11,844	$23,795	$35,977
Amortization of intangible assets	643	1,296	6,782	3,371	11,748
Impact on income (loss) from operations	$2,947	$11,907	$18,626	$27,166	$47,725

For the fiscal quarters ended July 4, 2020, April 4, 2020 and June 29, 2019, the impact on net income (loss), net of tax was $2,139 ($0.09 per diluted share), $8,660 ($0.36 per diluted share), and $13,278 ($0.55 per diluted share), respectively. For the nine months ended July 4, 2020 and June 29, 2019, the impact on net income (loss), net of tax was $19,741 ($0.81 per diluted share) and $34,118 ($1.40 per diluted share), respectively.

(D)For the nine months ended June 29, 2019, the impact of inventory step-up costs related to acquisitions was $456 ($353 net of tax ($0.01 per diluted share)).

(E)For the fiscal quarters ended July 4, 2020, April 4, 2020 and June 29, 2019, the impact of restructuring charges was $518 ($397 net of tax ($0.02 per diluted share)), $1,079 ($798 net of tax ($0.03 per diluted share)), and $21,273 ($14,771 net of tax ($0.61 per diluted share)), respectively. For the nine months ended July 4, 2020 and June 29, 2019, the impact of restructuring charges was $2,530 ($1,861 net of tax ($0.08 per diluted share)) and $22,629 ($15,890 net of tax ($0.65 per diluted share)), respectively.

(F)For the three and nine months ended July 4, 2020, selling, general & administrative expense includes an accelerated compensation charge for our former CEO of $941 ($732 net of tax ($0.03 per diluted share). For the nine months ended July 4, 2020, selling, general & administrative expense includes a legal settlement related to an asset recovery of $1,365 ($1,106 net of tax ($0.05 per diluted share)). For the three and nine months ended June 29, 2019, selling, general & administrative expense includes a legal settlement related to an asset recovery of $1,337 ($1,083 net of tax ($0.04 per diluted share)), respectively.

(G)For the fiscal quarter ended April 4, 2020, goodwill and other impairment charges included a $327,203 ($327,203 net of tax ($13.58 per diluted share)) charge for impairment of goodwill, a $121,350 ($94,651 net of tax ($3.92 per diluted share)) charge for impairment of long-lived assets and a $2,472 ($2,472 net of tax ($0.10 per diluted share)) charge for impairment of an investment. For the nine months ended July 4, 2020, goodwill and other impairment charges included a $327,203 ($327,203 net of tax ($13.63 per diluted share)) charge for impairment of goodwill, a $121,350 ($94,651 net of tax ($3.91 per diluted share)) charge for impairment of long-lived assets and a $2,472 ($2,472 net of tax ($0.10 per diluted share)) charge for impairment of an investment.

Exhibit 99.1

(H)The fiscal quarter ended July 4, 2020 included a non-recurring income tax charge of $5,261 ($0.21 per diluted share) and the fiscal quarter ended April 4, 2020 included non-recurring income tax net benefit of $7,612 ($0.31 per diluted share). The fiscal quarters ended July 4, 2020, April 4, 2020 and June 29, 2019 included a benefit of $51 ($0.00 per diluted share), a benefit of $314 ($0.01 per diluted share) and a charge of $4 ($0.00 per diluted share) of excess tax charges (benefits) for employee stock-based compensation, respectively. The nine months ended July 4, 2020 included non-recurring income tax net benefit of $2,202 ($0.09 per diluted share). The nine months ended July 4, 2020 and June 29, 2019 included $1,079 ($0.05 per diluted share) and $2,471 ($0.10 per diluted share) of excess tax benefits for employee stock-based compensation, respectively.

Summarized balance sheet information is as follows (unaudited, in thousands):

	Jul. 4, 2020	Sep. 28, 2019
ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$421,626	$306,745
Accounts receivable, net	197,757	267,553
Inventories	448,972	442,530
Prepaid expenses and other assets	90,237	77,993
Total current assets	1,158,592	1,094,821
Property and equipment, net	251,453	323,434
Other assets	360,080	664,914
Total assets	$1,770,125	$2,083,169

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$16,554	$14,863
Accounts payable	68,484	51,531
Other current liabilities	178,479	173,920
Total current liabilities	263,517	240,314
Long-term liabilities	613,102	558,119
Total stockholders’ equity	893,506	1,284,736
Total liabilities and stockholders’ equity	$1,770,125	$2,083,169

Reconciliation of GAAP to Non-GAAP net income (loss) (unaudited, in thousands, (other than per share data), net of tax):

	Three Months Ended			Nine Months Ended
	Jul. 4, 2020	Apr. 4, 2020	Jun. 29, 2019	Jul. 4, 2020	Jun. 29, 2019
GAAP net income (loss)	$(8,708)	$(418,913)	$(3,099)	$(421,828)	$53,201
Stock-based compensation expense	12,834	7,892	8,243	27,662	22,429
Amortization of intangible assets	2,139	8,660	13,278	19,741	34,118
Restructuring charges and other	1,129	798	14,771	2,593	15,890
Non-recurring tax expense (benefit)	5,261	(7,612)	—	(2,202)	—
Tax charge (benefit) from stock-based compensation expense	(51)	(314)	4	(1,079)	(2,471)
Goodwill and other impairment/asset charges (recoveries)	—	424,326	(1,083)	423,220	(1,083)
Purchase accounting step-up	—	—	—	—	353
Non-GAAP net income	$12,604	$14,837	$32,114	$48,107	$122,437
Non-GAAP net income per diluted share	$0.52	$0.61	$1.33	$1.99	$5.03

Exhibit 99.1

RISKS AND UNCERTAINTIES
This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to confidence in the Company’s business outlook. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Coherent and its business, including the aforementioned forward-looking statements, are subject to risks and uncertainties, including, but not limited to, risks associated with the recovery of global and regional economies from the negative effects of COVID-19 and related private and public sector measures; the impact of COVID-19 related matters on our business; global demand, acceptance and adoption of our products; the worldwide demand for flat panel displays and adoption of OLED for mobile displays; the pricing and availability of OLED displays; the demand for and use of our products in commercial applications; our ability to generate sufficient cash to fund capital spending or debt repayment; our successful implementation of our customer design wins; our and our customers’ exposure to risks associated with worldwide economic conditions; our customers’ ability to cancel long-term purchase orders; the ability of our customers to forecast their own end markets; our ability to accurately forecast future periods; continued timely availability of products and materials from our suppliers; our ability to timely ship our products and our customers’ ability to accept such shipments; our ability to have our customers qualify our products; worldwide government economic policies, including trade relations between the United States and China; our ability to manage our expanded operations; our ability to successfully transfer the manufacturing of our High Power Fiber Lasers and related business and operations between facilities; our ability to successfully manage our planned site consolidation projects and other cost reduction programs and to achieve the related anticipated savings and improved operational efficiencies; and other risks identified in Coherent’s SEC filings. Readers are encouraged to refer to the risk disclosures and critical accounting policies described in Coherent’s Forms 10-K, 10-Q and 8-K, including the risks identified in today's financial press release, as applicable and as filed from time-to-time.

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 1000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company's website at www.coherent.com for product and financial updates.

5100 Patrick Henry Dr. P. O. Box 54980, Santa Clara, California 95056–0980 . Telephone (408) 764-4000